EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2019-B11 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Situs Real LLC, as EU Reporting Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the ILPT Hawaii Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the ILPT Hawaii Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the ILPT Hawaii Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ILPT Hawaii Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ILPT Hawaii Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ILPT Hawaii Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 101 California Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 101 California Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 101 California Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 101 California Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 101 California Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 101 California Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 3 Columbus Circle Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 3 Columbus Circle Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 3 Columbus Circle Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 3 Columbus Circle Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Heartland Dental Medical Office Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Heartland Dental Medical Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Heartland Dental Medical Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Heartland Dental Medical Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Heartland Dental Medical Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Heartland Dental Medical Office Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Arbor Hotel Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Arbor Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Arbor Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Arbor Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Arbor Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Arbor Hotel Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 59 Maiden Lane Mortgage Loan, KeyBank National Association, as Special Servicer for the 59 Maiden Lane Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 59 Maiden Lane Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 59 Maiden Lane Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 59 Maiden Lane Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 59 Maiden Lane Mortgage Loan on and after November 1, 2021, Berkadia Commercial Mortgage LLC, as Primary Servicer for the Lakeside Apartments Mortgage Loan, KeyBank National Association, as Special Servicer for the Lakeside Apartments Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Lakeside Apartments Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Lakeside Apartments Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Lakeside Apartments Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Lakeside Apartments Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Moffett Towers II - Building V Mortgage Loan, KeyBank National Association, as Special Servicer for the Moffett Towers II - Building V Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Moffett Towers II - Building V Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers II - Building V Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers II - Building V Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers II - Building V Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Central Tower Office Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Central Tower Office Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Central Tower Office Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Central Tower Office Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Central Tower Office Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Central Tower Office Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Central Tower Office Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Newport Corporate Center Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Newport Corporate Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Newport Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Newport Corporate Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Newport Corporate Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Newport Corporate Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Newport Corporate Center Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the SWVP Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the SWVP Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the SWVP Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the SWVP Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the SWVP Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the SWVP Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 57 East 11th Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 57 East 11th Street Mortgage Loan prior to July 19, 2021, LNR Partners, LLC, as Special Servicer for the 57 East 11th Street Mortgage Loan on and after July 19, 2021, Wells Fargo Bank, National Association, as Trustee for the 57 East 11th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 57 East 11th Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 57 East 11th Street Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 57 East 11th Street Mortgage Loan on and after November 1, 2021.

Dated: March 16, 2022

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)